SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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Check the appropriate box:

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    14a-6(e)(2))
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[ ] Soliciting Material Pursuant to 240.14a-12

                           Forest Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Carl C. Icahn
                            Dr. Alexander J. Denner
                              Dr. Richard Mulligan
                          Professor Lucian A. Bebchuk
                                Dr. Eric J. Ende
                                   Mayu Sris
                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                      Icahn Partners Master Fund III L.P.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLLFREE: (800) 697-6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269-5550.

                             FOR IMMEDIATE RELEASE

             COURT ORDERS FOREST LABORATORIES TO RELEASE DOCUMENTS
                         RELATING TO SOLOMON EXCLUSION
                HHS Initially Sought to Exclude 8 Top Executives
               Released Board Minutes Reveal Flawed Board Process

New York, New York - August 5, 2011 - The Icahn Group announced today that the Delaware Chancery Court ordered Forest Laboratories to release documents relating to the current action by the Office of the Inspector General of the U.S. Department of Health and Human Services that could exclude Howard Solomon from participating in federal healthcare programs. The Icahn Group is seeking to have its 4 nominees elected to the 10 person Board of Directors of Forest Labs at its 2011 annual meeting of stockholders to be held on August 18, 2011.

Among the information released is a letter from Forest Labs' counsel to the OIG which indicates that the OIG had initially contemplated bringing an exclusion proceeding against not only Howard Solomon but EIGHT top executives of Forest. According to this letter, Forest was made aware of this possibility on or prior to September 2010. THAT MEANS THAT NEARLY ONE YEAR AGO, FOREST WAS FACED WITH A THREAT TO THE CONTINUITY OF ITS MANAGEMENT TEAM AND TODAY STILL HAS NOT DISCLOSED A VIABLE, OR EVEN ANY, SUCCESSION PLAN. In fact, Forest has yet to fill the vacancy in its top operations role created by Mr. Olanoff's resignation in December 2010. This is unacceptable.

In addition, the released information contains minutes of a Board meeting held on April 5, 2011, at which (1) the Directors were FIRST informed that the OIG was considering excluding Mr. Solomon and (2) the Directors promptly determined to have the Company support, and pay for, Solomon's fight against the OIG. DISTURBINGLY, THE MINUTES SHOW THAT MR. SOLOMON WAS PRESENT DURING THE ENTIRE MEETING WHERE HIS EXCLUSION WAS BEING DISCUSSED AND VOTED ON! We believe that his presence, among other things, flawed the Board's process. No special committee of independent directors was established, even though a majority of the Board members present at that meeting were affiliated inside directors per ISS standards. Those directors that were independent by those standards did not even meet in executive session. Instead, Solomon was present during all deliberations and during the actual voting. He merely recused himself from voting. Moreover, most of the presentations and recommendations during that meeting were made by Herschel Weinstein, the Company's General Counsel, and by senior management which recommended that the Company take "all reasonable steps to avoid the issuance of an exclusion order and, if one is issued, to enjoin its enforcement."

The Icahn Group believes this is symptomatic of larger governance problems at Forest Labs. Our Delaware counsel advised us that good corporate governance would have required that Mr. Solomon and the other insiders not be present at that meeting so that the directors could engage in a free and open discourse on the subject and be able to ultimately cast their vote without being concerned about repercussions resulting from the longtime Chairman and CEO of the Company, the target of the OIG action at issue, listening to their views and watching how they voted. They should have been afforded the opportunity to consult with, and be advised by, their own legal advisors. And perhaps they should have taken more time to make a reasonable, thoughtful and fully informed decision. We believe that the minutes paint a picture of a controlled and conflicted board being steered into making a seemingly hasty decision by Solomon and the rest of senior management.

Equally alarming, nowhere in the Board minutes provided to us is there any indication that, in making its decision, the Board considered a contingency plan in the event of an unfavorable outcome with the OIG. According to the minutes, Mr. Weinstein indicated to the Board that if the OIG successfully excluded Mr. Solomon, he would be required to resign as a director and an officer within 20 days and that implementing a transition in that time frame could be disruptive and detrimental to the Company. This also suggests that the Company has no plan to deal with the contingency of Mr. Solomon's exclusion. That the directors would cause the Company to embark on such a precarious path without a safety net raises significant issues as to whether the Board complied with its duty of care. It is noteworthy that none of the materials provided to us by the Company on July 20, 2011 indicate how the Company would deal with the possibility of Mr. Solomon's exclusion. Yet on July 28, 2011, the Company disclosed to the stockholders as part of this proxy contest that the "Board of Directors contingency plan assures [that the] dispute [with the OIG] will have no impact on the Company's ability to do business with the federal government."

BUSINESS AS USUAL IS NO LONGER AN OPTION. FOREST IS AT A CRITICAL JUNCTURE. WE DO NOT BELIEVE THAT THE BOARD IS CAPABLE OF SUCCESSFULLY NAVIGATING THE COMPANY THROUGH ITS IMMINENT CHALLENGES. WE BELIEVE THAT FOREST LABS NEEDS THE INDEPENDENCE AND EXPERIENCE OF THE ICAHN NOMINEES TO HELP FACE THESE CHALLENGES SUCCESSFULLY.

We urge stockholders to vote the GOLD proxy card FOR Dr. Denner, Dr. Mulligan, Prof. Bebchuk and Dr. Ende. Stockholders should be advised that they CANNOT use the WHITE proxy card to vote for any of Dr. Denner, Dr. Mulligan, Prof. Bebchuk or Dr. Ende. Please use the GOLD proxy card to support our nominees.

If any stockholder has any questions about voting its shares, please call Edward McCarthy of D.F. King & Co., Inc., at (212) 269-5550.

ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLLFREE: (800) 697-6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269-5550.


                      Contact: Susan Gordon (212) 702-4309